As filed with the Securities and Exchange Commission on February 19, 2010.
Registration No. 333-117813

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933
REYNOLDS AMERICAN INC.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	20-0546644
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
401 North Main Street
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
RAI 401k Savings Plan
Puerto Rico Savings & Investment Plan
(Full Title of the Plans)
McDara P. Folan, III
Senior Vice President, Deputy General Counsel and Secretary
Reynolds American Inc.
401 North Main Street
Winston-Salem, NC 27101
(336) 741-2000
(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.5
EX-4.6
EX-23.1
EX-23.4
EX-24.1

EXPLANATORY NOTE
     Reynolds American Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 (“Post-Effective Amendment No. 1”) to its Registration Statement on Form S-8 (No. 333-117813) filed with the Securities and Exchange Commission on July 30, 2004 (“Registration Statement”) (which Registration Statement registered shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Registrant to be issued under the Reynolds American Capital Investment Plan and the Savings and Investment Plan for Employees of R. J. Reynolds Tobacco in Puerto Rico and the associated rights to purchase Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Registrant (the “Rights”)) to add the RAI 401k Savings Plan and the Puerto Rico Savings & Investment Plan as exhibits to the Registration Statement. Effective October 1, 2009, the Savings and Investment Plan for Employees of R. J. Reynolds Tobacco in Puerto Rico was renamed the Puerto Rico Savings & Investment Plan and effective January 31, 2010, the Reynolds American Capital Investment Plan was renamed the RAI 401k Savings Plan (together with the Puerto Rico Savings & Investment Plan, the “Plans”). The contents of the Registration Statement are hereby incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents have been filed by the Registrant with the Securities and Exchange Commission, referred to as the Commission, and are incorporated herein by reference:
•	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on February 19, 2010;

•	The Plans’ Annual Report on Form 11-K for the year ended December 31, 2008, filed on June 22, 2009;

•	The Registrant’s Current Report on Form 8-K, filed on February 5, 2010; and

•	The description of the Common Stock and the Rights contained in the Registrant’s registration statement on Form 8-A dated July 29, 2004, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment thereto or report filed for the purpose of updating such description.
     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Post-Effective Amendment No. 1 and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Post-Effective Amendment No. 1 and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Post-Effective Amendment No. 1 to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Post-Effective Amendment No. 1.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 1 to the Registrant’s Form 8-A filed July 29, 2004 (Commission File Number 1-32258))

4.2	Articles of Amendment of Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed August 2, 2007 (Commission File Number 1-32258))

4.3	Amended and Restated Bylaws of the Registrant, dated December 4, 2008 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed December 10, 2008 (Commission File Number 1-32258))

4.4	Rights Agreement, between the Registrant and The Bank of New York, as rights agent (incorporated by reference to Exhibit 3 to the Registrant’s Form 8-A filed July 29, 2004 (Commission File No. 1-32258))

4.5	RAI 401k Savings Plan

4.6	Puerto Rico Savings & Investment Plan

5.1	Opinion of McDara P. Folan, III, regarding the legality of any original issuance securities being registered (previously filed with Registration Statement)

5.2	Opinion of Pietrantoni Mendez & Alvarez LLP, regarding the legality of certain original issuances of securities being registered (previously filed with Registration Statement)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of McDara P. Folan, III (previously filed with Registration Statement)

23.3	Consent of Pietrantoni Mendez & Alvarez LLP (previously filed with Registration Statement)

23.4	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Winston-Salem, state of North Carolina, on February 19, 2010.

REYNOLDS AMERICAN INC.
By:	/s/ McDara P. Folan, III
McDara P. Folan, III
Senior Vice President, Deputy General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on February 19, 2010.

Signature	Title

* Susan M. Ivey	Chairman of the Board, President and Chief Executive Officer and Director (principal executive officer)

* Thomas R. Adams	Executive Vice President and Chief Financial Officer (principal financial officer)

* Frederick W. Smothers	Senior Vice President and Chief Accounting Officer (principal accounting officer)

*	Director

Betsy S. Atkins

*	Director

Nicandro Durante

*	Director

Martin D. Feinstein

*	Director

Luc Jobin

*	Director

Holly K. Koeppel

*	Director

Nana Mensah

Signature	Title

*	Director

Lionel L. Nowell, III

*	Director

H.G.L. Powell

*	Director

Thomas C. Wajnert

*	Director

Neil R. Withington

*	Director

John J. Zillmer

*	McDara P. Folan, III, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 on behalf of the above indicated officers and directors thereof pursuant to a power of attorney filed with the Securities and Exchange Commission.

February 19, 2010	By:	/s/ McDara P. Folan, III
McDara P. Folan, III, Attorney-in-Fact

     The Plans. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plans) have duly caused this Post-Effective Amendment No. 1 to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Winston-Salem, state of North Carolina, on February 19, 2010.

RAI 401K SAVINGS PLAN
By:	/s/ McDara P. Folan, III
McDara P. Folan, III
Secretary, RAI Employee Benefits Committee

PUERTO RICO SAVINGS & INVESTMENT PLAN
By:	/s/ McDara P. Folan, III
McDara P. Folan, III
Secretary, RAI Employee Benefits Committee

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 1 to the Registrant’s Form 8-A filed July 29, 2004 (Commission File Number 1-32258))

4.2	Articles of Amendment of Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed August 2, 2007 (Commission File Number 1-32258))

4.3	Amended and Restated Bylaws of the Registrant, dated December 4, 2008 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed December 10, 2008 (Commission File Number 1-32258))

4.4	Rights Agreement, between the Registrant and The Bank of New York, as rights agent (incorporated by reference to Exhibit 3 to the Registrant’s Form 8-A filed July 29, 2004 (Commission File No. 1-32258))

4.5	RAI 401k Savings Plan

4.6	Puerto Rico Savings & Investment Plan

5.1	Opinion of McDara P. Folan, III, regarding the legality of any original issuance securities being registered (previously filed with Registration Statement)

5.2	Opinion of Pietrantoni Mendez & Alvarez LLP, regarding the legality of certain original issuances of securities being registered (previously filed with Registration Statement)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of McDara P. Folan, III (previously filed with Registration Statement)

23.3	Consent of Pietrantoni Mendez & Alvarez LLP (previously filed with Registration Statement)

23.4	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney